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                                                                    EXHIBIT 10.8
                                  AMENDMENT TO
                                  ------------
                         EXECUTIVE EMPLOYMENT AGREEMENT



                  THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into this 14th day of November, 2001, by and between Irving E. Schottenstein (the "Executive") and M/I Schottenstein Homes, Inc. (the "Company").


                  WHEREAS, effective August 9, 1994, the Executive and the Company entered into an Executive Employment Agreement (the "Agreement"); and

                  WHEREAS, pursuant to Section 7(b) of the Agreement, the Executive and the Company, by mutual agreement, may amend the Agreement from time to time; and

                  WHEREAS, the Executive and the Company desire to amend certain provisions of the Agreement.


                  NOW THEREFORE, the parties hereto agree to amend the Agreement as follows:


         1. A new Paragraph (c) shall be added to Section 3 to read as ..follows:

                           "(c) In addition to any payment required under either
                  Paragraph (a) or (b) of this Section 3, upon the death of Executive, the Company shall pay to the Executive's designated beneficiary (or if none designated, then to his estate) for a three (3) year period, an annual amount equal to One Million Dollars ($1,000,000) per annum. Notwithstanding any provision contained herein, any amount payable under this Section 3(c) shall be reduced (on a dollar for dollar basis) by any amount paid to Executive prior to his death under the provisions of
                  Section 4(b)."


         2. Paragraph (b) of Section 4 of the Agreement shall be deleted in its entirety and the following shall be substituted therefor:

                           "(b) Upon Executive becoming disabled, the Company
                  shall pay Executive for the period of such disability not exceeding three (3) years from the date he became disabled (the "Disability Term"), annual compensation, payable in accordance with the Company's payroll policy applicable to executive management employees, in an amount equal to One Million Dollars ($1,000,000) per annum."





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         3.       Paragraph (c) of Section 4 of the Agreement shall be deleted in its entirety and the remaining paragraphs in such Section 4 shall be enumerated as paragraphs (c), (d) and (e). Further, the reference to "Section 4(d)" contained in the paragraph of Section 4 previously enumerated as paragraph
(e) shall be changed to a reference to "Section 4(c)."


         4. Section 5 of the Agreement shall be deleted in its entirety and enumerated as "Reserved."


                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

EXECUTIVE                                   M/I SCHOTTENSTEIN HOMES, INC.


____________________________________        By_________________________________
Irving E. Schottenstein

                                            Title:_____________________________